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                                                                  EXHIBIT 10.150

                                                                       EXECUTION

                     ONYX ACCEPTANCE RECEIVABLES CORPORATION

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                     AMENDED AND RESTATED SECURITY AGREEMENT

                          Dated as of January 29, 2004

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                           ONYX ACCEPTANCE CORPORATION

                              JP MORGAN CHASE BANK

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                     AMENDED AND RESTATED SECURITY AGREEMENT

      AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement" or this "Agreement"), dated as of January 29, 2004, among ONYX ACCEPTANCE RECEIVABLES CORPORATION, a Delaware corporation ("Recco"), ONYX ACCEPTANCE CORPORATION, as servicer (the "Servicer") and JPMORGAN CHASE BANK, a New York state banking corporation as collateral agent on behalf of and for the benefit of the holders of the Obligations (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

      WHEREAS, the Lenders make Loans to Recco for the purpose of enabling Recco to purchase Contracts with the proceeds thereof;

      WHEREAS, the parties hereto entered into that certain Security Agreement, dated as of January 9, 2003 (the "Initial Security Agreement"); and

      WHEREAS, the parties hereto desire to amend and restate the Initial Security Agreement in certain respects as provided herein.

      NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their Loans to Recco under the Credit Agreement and to induce the Surety Provider to issue the Surety Bond, the parties hereto hereby agree as follows:

      Section 1. Defined Terms.

      (a) As used in this Security Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein, have the meanings assigned to them in Exhibit A to the Amended and Restated Credit Agreement, dated as of the date hereof, among Recco, CDC Financial Products, Inc., as Administrative Agent, the Conduit Lenders party thereto, the Committed Lenders party thereto, and the respective Group Agents which is incorporated herein by reference (the "Definitions List").

      (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

      (c) The words "hereof', "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and paragraph references are to this Security Agreement unless otherwise specified.

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      (d) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

      (e) The following terms that are defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Supporting Obligations, General Intangibles, Instruments, Payment Intangibles, Proceeds and Tangible Chattel Paper.

      Section 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Recco hereby assigns, pledges, grants, conveys, transfers, delivers and sets over to the Collateral Agent for its benefit and for the ratable benefit of the holders of the Obligations a security interest in all Recco's right, title and interest in, to and under the Purchased Contracts as well as the following, as they relate to the Purchased Contracts, whether now owned or hereafter acquired (collectively, the "Collateral"):

      (a) all Chattel Paper related to the Purchased Contracts, and other contracts and Supporting Obligations related to the Purchased Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time) and amounts paid or payable with respect thereto;

      (b) all Files (including all Dealer Assignments) and Contract Lists, and all right, title and interest of Recco in and to the documents, agreements and instruments included in the Files, including, without limitation, rights of recourse of Recco against Vehicle Dealers;

      (c) all Insurance Policies and all rights of Recco in all Insurance Policies;

      (d) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to Recco in and to Purchased Contracts and Vehicles, and all accessions thereto and replacements thereof, and in any other property in which a security interest is assigned or transferred to Recco;

      (e) all of Recco's General Intangibles, Payment Intangibles, Documents, Instruments, Accounts, general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, tapes, cards, computer tapes and all other data and data storage systems (whether in the possession of Recco or any other Person) relating to any of the foregoing;

      (f) all Deposit Accounts, moneys, deposits, funds, accounts and instruments relating to the foregoing;

      (g) each Lock-Box, the funds on deposit in the Clearing Account pursuant to Section 5(d) hereof, the Hedge Agreement Reserve Account and the Collection Account (including, without limitation, all funds at any time on deposit therein and all Permitted Investments in which such funds may at any time be invested);

      (h) the Sale Agreement and all other Operative Documents to which Recco is a party, including, without limitation, all rights of Recco to amounts due or to become due under or in connection with, and to enforce, such agreements;

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      (i)   any Hedge Agreement and any guarantees or other credit enhancement associated therewith; and

      (j) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

      Section 3. Bank Accounts; Possession of Contracts and Files.

      (a) Subject to the Collection Account Agreement and the Lock-Box Agreements, and except as otherwise provided in this Agreement, the Collateral Agent shall have sole dominion and control over the Bank Accounts, and no other Person shall have any right of withdrawal therefrom.

      (b) The Collateral Agent shall have the right to hold the Purchased Contracts. The Collateral Agent may, with the prior consent of the Controlling Party, designate the Servicer or any other Person, as custodian and bailee of the Collateral Agent for the benefit of the holders of the Obligations, to hold the Purchased Contracts and the Controlling Party hereby consents to such designation. The Collateral Agent hereby designates the Servicer as custodian. By the execution hereof, the Servicer acknowledges and agrees that it is holding the Purchased Contracts and related Files solely on behalf and for the benefit of the Collateral Agent. If at any time the Servicer shall not be acting as custodian for the Purchased Contracts, to the extent required to service the Purchased Contracts in accordance with the Sale Agreement, the Purchased Contracts and Files may, at the direction of the Controlling Party, be released to the Servicer to be held by the Servicer as custodian and bailee of the Collateral Agent during the Servicer's possession thereof and the Servicer shall promptly return all such Purchased Contracts and Files to such other Person as the Collateral Agent shall direct when possession thereof by the Servicer is no longer required for servicing such Purchased Contracts in accordance with the Sale Agreement. In addition, the Servicer shall return the Purchased Contracts to the Collateral Agent or any such other Person as the Collateral Agent shall direct at any time upon receipt of a request from the Collateral Agent to such effect.

      (c) If for any reason the Servicer delivers the Purchased Contracts and related Files to the Collateral Agent, the Servicer shall pay (i) any and all costs of transferring the Purchased Contracts and related Files to the Collateral Agent and (ii) any and all costs and expenses of the Collateral Agent (including any reasonable legal fees and expenses) incurred in taking delivery of the Purchased Contracts and related Files and meeting its obligations hereunder relating to such transfer.

      Section 4. Daily Procedures and Distributions of Collections Prior to the Commitment Termination Date. On each Business Day (including each Determination Date, as applicable) prior to the Commitment Termination Date:

      (a)   Deposits.

            (i) the Servicer and Recco shall transfer or cause to be transferred to the Clearing Account (A) all Collections received on the previous Business Day in the Lock-Boxes and (B) all Collections received by the Servicer or Recco in any other manner on the previous Business Day;

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            (ii)  the Servicer shall transfer or cause to be transferred to the
      Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account;

            (iii) if a payment of the principal of the Loans is required on such Business Day pursuant to Section 2.5 of the Credit Agreement, Recco shall deposit the amount required into the Collection Account;

            (iv) the Servicer shall transfer from the Collection Account to a sub-account of the Collection Account (the "Accrued Costs and Interest Sub-Account") on such Business Day an amount equal to the sum of the Accrued Facilities Costs Amount and the Accrued Interest Amount for such day; and

            (v) Recco shall deposit all amounts received in respect of any Hedge Agreement into the Collection Account except, so long as no Wind-Down Event or Unmatured Wind-Down Event shall have occurred and be continuing, for amounts received prior to the Hedge Effective Date.

Until the transfers set forth in Section 4(a)(i), (ii), (iii) and (v) are made, Recco and the Servicer shall hold in trust for the benefit of the Collateral Agent for the benefit of the holders of the Obligations all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Recco other than funds of the Servicer or Recco in the Lock-Boxes and the Clearing Account.

      (b) Distributions. The Servicer shall make distributions from amounts on deposit in the Collection Account, including, as applicable, the Accrued Costs and Interest Sub-Account, for the following purposes in the following order of priority, in each case to the extent such amounts are due and payable on such Business Day and to the Person entitled thereto:

            (i) on such Business Day, to the counterparty of each Hedge Agreement (and pro rata on the basis of amounts owed if there exists a deficiency in distributions) on or after the Hedge Effective Date, the scheduled net fixed rate payment payable by Recco under each such Hedge Agreement and any Recco Hedge Termination Amount;

            (ii) on such Business Day, an amount necessary to cure any Borrowing Base Deficiency shall be paid pro rata to the Group Agents for payment to each Lender in its Lending Group to reduce each Lending Group's pro rata share in the principal of the Lender Notes;

            (iii) on each Determination Date if Onyx Acceptance Corporation or an Affiliate thereof is not the Servicer, to the Servicer an amount equal to the Servicing Fee (up to an amount calculated on the basis of a Servicing Fee Percentage equal to 1%);

            (iv) on such Business Day, from amounts in the Accrued Costs and Interest Sub-Account (A) to the Group Agents for payment to each Lender in its Lending Group, an amount equal to any interest due and owing pursuant to Section 2.6 of the Credit Agreement to such Lending Group on the Loans and (B) to the Seller, an amount equal to

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      any interest due on the Seller Note, pro rata according to the respective amounts of interest due on the Loans and the Seller Note;

            (v) on each Determination Date, to the Collateral Agent, all amounts payable by Recco under Sections 8(b) and 10 of this Agreement and all other amounts payable by Recco to the Collateral Agent hereunder up to an annual amount equal to $10,000 or, if the Collateral has been delivered to the Collateral Agent, $100,000;

            (vi) to the Surety Provider, the Group Agents and the Lenders, on each Determination Date, from the Accrued Costs and Interest Sub-Account, an amount equal to the Facilities Costs and amounts due under the applicable Fee Letters;

            (vii) on such Business Day, to the Group Agents for payment to each Lender in its Lending Group, an amount equal to the principal of and any accrued and unpaid interest prepaid or required to be prepaid to such Lending Group on the Loans on such Business Day pursuant to Section 2.5 of the Credit Agreement;

            (viii) on such Business Day, to the extent not paid by Recco, (A) to the Collateral Agent, all amounts payable by Recco under Sections 8(b) and 10 of this Agreement and all other amounts payable by Recco to the Collateral Agent hereunder not paid under clause (v) above and (B) to the Lenders, the Group Agents, the Surety Provider and the Collateral Agent, all amounts payable by Recco under Sections 2.10, 2.17, 2.18 and 10.5 of the Credit Agreement and Section 22(b)(iv) of this Agreement;

            (ix) on each Determination Date, to the Servicer, either (A) an amount equal to the Servicing Fee (if Onyx Acceptance Corporation or an Affiliate thereof is the Servicer) or (B) an amount equal to the portion of the Servicing Fee not paid pursuant to clause (iii) above (if Onyx Acceptance Corporation or an Affiliate thereof is not the Servicer);

            (x) on each Determination Date, to the Surety Provider, an amount equal to interest at the rate described in the Insurance Agreement on all unreimbursed drawings under the Surety Bond;

            (xi) on such Business Day, to the Surety Provider, an amount equal to all unreimbursed drawings under the Surety Bonds and all other amounts owing to the Surety Provider under the Insurance Agreement, Fee Letters and the other Operative Documents (including but not limited to all unreimbursed Surety Provider Defense Costs);

            (xii) on each Determination Date, to the counterparty of each Hedge Agreement (and pro rata on the basis of amounts owed if there exists a deficiency in distributions) on or after the Hedge Effective Date, any Counterparty Hedge Termination Amounts;

            (xiii) on such Business Day, to the Group Agents for payment to each Lender in its Lending Group, an amount equal to interest due and owing to such Lending Group not distributed in accordance with clause (iv) above on the Loans (from the Accrued Costs and Interest Sub-Account);

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            (xiv)   on such Business Day, to the Persons entitled thereto, pro rata according to the respective amounts owing, an amount equal to the sum of the Recco Expenses and all other Obligations;

            (xv) on each Determination Date, an amount equal to the amount by which the Hedge Agreement Reserve Account Required Amount with respect to each Hedge Agreement exceeds the amount on deposit in the Hedge Agreement with respect to such Hedge Agreement;

            (xvi) on such Business Day, to the Seller, for the purchase of Contracts pursuant to the Sale Agreement;

            (xvii) on each Determination Date, to the Group Agent for any Withdrawing Lender, an amount necessary to reduce the Group Outstanding Principal Amount of such Withdrawing Lender's Lender Group to zero;

            (xviii) to the Seller, subject to Article V of the Sale Agreement, on each Determination Date, an amount equal to interest and principal due on the Subordinated Note; and

            (xix) to Recco, on each Determination Date, an amount equal to all remaining amounts in the Collection Account for other duly authorized corporate purposes of Recco;

provided, however, that, on any Business Day, no distribution shall be made pursuant to (xvi) or (xviii) above if the conditions set forth in Section 3.2 of the Sale Agreement have not been satisfied.

      (c) Permitted Investments. Amounts on deposit in the Collection Account and the Hedge Agreement Reserve Account, including all sub-accounts, may be invested in Permitted Investments, provided that such Permitted Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 4(b). Income and gain from such investments shall be taxable to Recco and shall be retained in the Collection Account and the Hedge Agreement Reserve Account.

      Section 5. Daily Procedures and Distributions of Collections on each Liquidation Day.

      (a)   Deposits. On each Liquidation Day:

            (i) the Servicer and Recco shall transfer or cause to be transferred to the Clearing Account (A) all Collections received on the previous Business Day in the Lock-Boxes and (B) all Collections received by the Servicer or Recco in any other manner on the previous Business Day;

            (ii) the Servicer shall transfer or cause to be transferred to the Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account; and

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            (iii) Recco shall deposit all amounts received by Recco in respect of any Hedge Agreement into the Collection Account except, so long as no Wind-Down Event or Unmatured Wind-Down Event shall have occurred and be continuing, for amounts received prior to the Hedge Effective Date.

Until such transfers are made, Recco and the Servicer shall hold in trust for the benefit of the Collateral Agent for the benefit of the holders of the Obligations all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Recco other than funds in the Lock-Boxes and the Clearing Account.

      (b) Distributions. On each Liquidation Day (including each Determination Date, as applicable) the Servicer shall make distributions from amounts on deposit in the Collection Account for the following purposes in the following order of priority, in each case to the extent such amounts are due and payable on such day and to the Person entitled thereto:

                  First, on such Business Day, to the Collateral Agent, all
            amounts payable by Recco under Sections 8(b) and 10 of this Agreement and all other amounts payable by Recco to the Collateral Agent hereunder in connection with the exercise of remedies under the Operative Documents, up to an annual amount equal to $10,000 or, if the Collateral has been delivered to the Collateral Agent, $100,000;

                  Second, on each Determination Date to the Servicer if Onyx
            Acceptance Corporation or an Affiliate thereof is not the Servicer, an amount equal to the Servicing Fee (up to an amount calculated on the basis of a Servicing Fee Percentage equaling 1%);

                  Third, on such Business Day to the counterparty of each Hedge
            Agreement (and pro rata on the basis of amounts owed if there exists a deficiency in distributions), the scheduled net fixed rate payment payable by Recco under each such Hedge Agreement and Recco Hedge Termination Amounts;

                  Fourth, on each Determination Date, to the Collateral Agent, all amounts payable by Recco under Sections 8(b) and 10 of this Agreement and all other amounts payable by Recco to the Collateral Agent hereunder not paid under clause first above, up to an annual amount equal, together with any amount paid under clause first above, to $10,000 or, if the Collateral has been delivered to the Collateral Agent, $100,000;

                  Fifth, on each Liquidation Day, to the Group Agents for
            payment to each Lender in its Lending Group, an amount equal to interest (other than any incremental default interest payable following a Wind-Down Event) due and owing pursuant to Section 2.6 of the Credit Agreement to such Lending Group on the Loans;

                  Sixth, on each Determination Date, to the Surety Provider, the
            Group Agents and the Lenders, (i) from the Accrued Costs and Interest Sub-Account and (ii) to the extent amounts in the Accrued Costs and Interest Sub-Account are

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            insufficient to make such payment, from the Collection Account, an amount equal to the Facilities Costs and amounts due under the applicable Fee Letters;

                  Seventh, on each Liquidation Day, to the Group Agent for
            payment to each Lender in its Lending Group, an amount equal to the principal of and any accrued and unpaid interest required to be prepaid to such Lending Group on the Loans pursuant to Section 2.5(c) of the Credit Agreement;

                  Eighth, on each Liquidation Day, to the extent not paid by
            Recco, (A) to the Collateral Agent, all amounts payable by Recco under Sections 8(b) and 10 of this Agreement and all other amounts payable by Recco to the Collateral Agent hereunder not paid under clauses first and fourth above and (B) to the Lenders, the Group Agents, the Surety Provider and the Collateral Agent, all amounts payable by Recco under Sections 2.10, 2.17, 2.18 and 10.5 of the Credit Agreement and Section 22(b)(iv) of this Agreement;

                  Ninth, on each Liquidation Day, to the Surety Provider, an amount equal to interest at the rate described in the Insurance Agreement on all unreimbursed drawings under the Surety Bonds;

                  Tenth, on each Liquidation Day, to the Surety Provider an
            amount equal to all unreimbursed drawings under the Surety Bonds and all other amounts owing to the Surety Provider under the Insurance Agreement, the Premium Letter and the other Operative Documents (including but not limited to all unreimbursed Surety Provider Defense Costs);

                  Eleventh, on each Determination Date, to the counterparty of each Hedge Agreement (and pro rata on the basis of amounts owed if there exists a deficiency in distributions) on or after the Hedge Effective Date, any Counterparty Hedge Termination Amounts;

                  Twelfth, on each Liquidation Day, to the Group Agents for
            payment to each Lender in its Lending Group, an amount equal to interest due and owing to such Lending Group and not distributed in accordance with clause (fifth) above on the Loans;

                  Thirteenth, on each Determination Date, an amount equal to the amount by which the Hedge Agreement Reserve Account Required Amount with respect to each Hedge Agreement exceeds the amount on deposit in the Hedge Agreement Reserve Account with respect to such Hedge Agreement;

                  Fourteenth, on each Liquidation Day, to the Seller, an amount equal to interest (other than any incremental default interest payable following a Wind-Down Event) on the Seller Note;

                  Fifteenth, on each Liquidation Day, an amount equal to the principal of the Seller Note;

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                  Sixteenth, on each Liquidation Day, to the Persons entitled thereto, pro rata according to the respective amounts owing, an amount equal to the sum of the Recco Expenses and all other Obligations;

                  Seventeenth, to the Seller, subject to Article V of the Sale
            Agreement, on each Determination Date, an amount equal to the principal of and interest due on the Subordinated Note;

                  Eighteenth, to the Servicer, on each Determination Date,
            either (A) an amount equal to the Servicing Fee (if Onyx Acceptance Corporation or an Affiliate thereof is the Servicer) or (B) an amount equal to the portion of the Servicing Fee not otherwise paid pursuant to clause first above (if Onyx Acceptance Corporation or an Affiliate thereof is not the Servicer); and

                  Nineteenth, on each Determination Date, all remaining amounts to Recco, or to such Persons and in such amounts as a court of competent jurisdiction may direct.

      (c) Permitted Investments. Amounts on deposit in the Collection Account and the Hedge Agreement Reserve Account, including all sub-accounts, may be invested in Permitted Investments, provided that such Permitted Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 5(b). Income and gain from such investments shall be taxable to Recco and shall be retained in the Collection Account and the Hedge Agreement Reserve Account.

      (d) Clearing Account. The Clearing Account is a general clearing account held by and in the name of Recco into which Collections as well as collections on other assets are deposited. The parties hereto agree and acknowledge that (i) any Collections transferred to the Clearing Account prior to the transfer of such Collections to the Collection Account will be subject at all times to the security interest of the Collateral Agent created hereunder and (ii) that the balance in the Clearing Account may not at any time fall below the amount deposited representing Collections which have not been transferred to the Collection Account. Recco hereby represents, warrants, covenants and agrees that it shall not move the Clearing Account set forth in Exhibit E to the Sale Agreement without (a) providing for a successor Clearing Account, (b) notifying the Collateral Agent and the Controlling Party 10 days prior to such change and
(c) causing such new Clearing Account to operate in the manner described herein. Recco shall notify the Collateral Agent and the Controlling Party of the location of any successor Clearing Account on the date such Clearing Account is established.

      (e) Optional Deposits by Surety Provider. The Surety Provider shall at any time, and from time to time, have the option (but shall not be required, except in accordance with the terms of the Surety Bond) to deliver amounts to the Collateral Agent for deposit into the Collection Account to provide funds in respect of the payment of fees or expenses of any provider of services to Recco or to any other Person or in respect of any amounts payable pursuant to Section 4(b) or 5(b) hereof. Any payment under this Section 5(e) shall be reimbursable pursuant to Section 4(b)(x) and (xi) or clauses ninth and tenth of Section 5(b), as the case may be.

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      Section 6. Rights of Collateral Agent; Limitations on Collateral Agent's
Obligations.

      (a) Collateral Agent Not Liable under Contracts. Neither the Collateral Agent nor any holder of the Obligations nor the Group Agents nor the Surety Provider shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the Insurance Agreement or the Surety Bond or the receipt by the Collateral Agent of any payment relating to such Contract, nor shall the Collateral Agent nor the Group Agents or the Surety Provider be obligated in any manner to perform any such obligations under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      (b) Notice to Obligors. Following a Wind-Down Event or a Servicer Termination Event, upon the request of the Controlling Party, Recco shall notify the Obligors that the Contracts have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. The Collateral Agent may in its own name or in the name of others communicate with the Obligors to verify with them to its satisfaction the existence, amount and terms of any Purchased Contracts.

      (c) Analysis of Contracts. At the request and direction of the Controlling Party, the Collateral Agent shall have the right to make test verifications of the Purchased Contracts in any manner and through any medium that it considers advisable, and Recco shall furnish all such assistance and information as the Collateral Agent may require in connection therewith. In addition, at any time and from time to time, upon the Collateral Agent's request and at the expense of Recco, Recco shall cause Independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent and the Controlling Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Purchased Contracts.

      (d) Proceeds. Subject to the provisions of Section 4(a) and 5(a), any Proceeds, when collected by Recco or the Servicer, shall be forthwith deposited by Recco or the Servicer (as the case may be) in the exact form received, in the Collection Account, and, until so turned over, shall be held by Recco or the Servicer (as the case may be) in trust for the Collateral Agent. Such Proceeds shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Servicer shall apply all or any part of the funds on deposit in the Collection Account in accordance with Sections 4 and 5 hereof Recco shall deliver or cause to be delivered to the Collateral Agent or such other Person as then may be acting as custodian for the Purchased Contracts in accordance with Section 3(b) hereof all Files relating to the Purchased Contracts, including original and other documents evidencing, and relating to, the transactions which created the Purchased Contracts, including, without limitation, all original orders, invoices, receipts and similar documents.

      (e) Document Delivery. In connection with the security interest granted herein, on or prior to each date on which a Loan is made to Recco under the Credit Agreement, Recco shall mark "83" as the company code on the computer tape with reference to the Purchased Contract and File, which mark shall designate that such Contract is owned by Recco and pledged to the

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Collateral Agent, for the benefit of itself and the holders of the Obligations, pursuant to this Program.

      Section 7. Representations and Warranties. Recco hereby represents and warrants that:

      (a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Security Agreement and the other Liens permitted pursuant to any of the other Operative Documents, Recco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

      (b) Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement constitute perfected first priority Liens on the Collateral in favor of the Collateral Agent and are enforceable as such against all creditors of and purchasers from Recco.

      (c) Chief Executive Office; Incorporation. Recco's chief executive office and chief place of business is located at 27051 Towne Centre Drive, Suite 210, Foothill Ranch, California 92610 and its state of incorporation is Delaware.

      (d)   Locations. All Collateral is located at the addresses listed on
Schedule 7(d) hereto.

      (e) Other Representations. The representations and warranties set forth in Schedule 7(e) hereto are true and correct.

      Section 8. Covenants. Recco covenants and agrees with the Collateral Agent that until the Obligations are paid in full and the Commitment is terminated:

      (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent or the Controlling Party, and at the sole expense of Recco, Recco will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent or the Controlling Party may request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens created hereby, including all steps necessary to maintain perfection of the security interest of Recco in each Vehicle. Recco also hereby authorizes the Collateral Agent to file any such financing or continuation statement to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any additional promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent or such other person as the Collateral Agent in its sole discretion may designate, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

      (b) Indemnification. Recco will pay, and save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses)

(i) with respect to, or resulting from, any delay in paying, any and all excise, sales, transfer or other taxes (excluding income and franchise taxes) which may be payable or determined to be payable with respect to any of the Collateral,
(ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Collateral Agent in respect of any Purchased Contract for any sum owing thereunder, or to enforce any provisions of any Purchased Contract, Recco will save, indemnify and keep the Collateral Agent, the Group Agents and the Surety Provider harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Recco of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Recco. Notwithstanding the foregoing, the parties hereto hereby agree that under no circumstances shall Recco be liable for, or required to pay any amount pursuant to this paragraph (b), resulting from gross negligence or willful misconduct on the part of the Collateral Agent.

      (c) Maintenance of Records. Recco will keep and maintain, or cause to be maintained by the Servicer, at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Purchased Contracts. Recco will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. At any time upon the request of the Collateral Agent, Recco shall, during normal business hours, turn over any books and records to the Collateral Agent or to its representatives that the Collateral Agent shall so request.

      (d) Right of Inspection. The Collateral Agent, each of the Group Agents and the Surety Provider shall, upon reasonable prior notice and during normal business hours, each individually have access to all the books, correspondence and records of Recco and the Servicer and to all Purchased Contracts and Files held by Recco or the Servicer or the Servicer's Agent, and the Collateral Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Recco and the Servicer agree to render to the Collateral Agent, at Recco's or the Servicer's (as the case may be) cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

      (e) Compliance with Laws, etc. Recco will comply with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Recco's business; provided, however, that Recco may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Collateral Agent, adversely affect the Collateral Agent's rights or the priority of its Liens on the Collateral.

      (f) Compliance with Terms of Contracts, etc. Recco will perform and comply with all its obligations under the Purchased Contracts and all its other Contractual Obligations relating to the Collateral.

      (g) Payment of Obligations. Recco will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings,
(ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on Recco's books in accordance with GAAP.

      (h) Limitation on Liens on Collateral. Recco will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

      (i) Limitations on Dispositions of Collateral. Recco will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as permitted by the Operative Documents.

      (j) Limitations on Modifications, Waivers, Extensions of Contracts and the Interest Rate Hedge Mechanisms. Recco will not, and will not permit any other Person to, (i) amend, modify, terminate or waive any provision of any Purchased Contract in any manner which could have an adverse effect on the value of such Purchased Contract as Collateral except in accordance with clause (k) of this Section 8, (ii) fail to exercise promptly and diligently each and every right which it may have under each Purchased Contract, (iii) fail to deliver to the Collateral Agent, upon the request of the Collateral Agent, a copy of each demand, notice or document received by it relating in any way to any Purchased Contract, (iv) fail to deliver to the Collateral Agent a copy of each demand, notice or document sent to each Obligor, (v) act otherwise than in accordance with the Credit and Collection Policy or (vi) amend, modify, terminate or waive any provision of any Interest Rate Hedge Mechanism without the prior written consent of the Controlling Party.

      (k) Limitations on Discounts, Compromises, Extensions of Contracts. Other than pursuant to the Credit and Collection Policy, Recco will not, and will not permit any other Person to, grant any extension of the time of payment of any of the Purchased Contracts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

      (l) Further Identification of Collateral. Recco will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      (m) Notices. Recco will advise the Collateral Agent, the Group Agents and the Surety Provider promptly, in detail, at its respective address set forth in the Credit Agreement, (i) of any Lien (other than Liens created or permitted hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could have a Material Adverse

Effect on the Collateral or on the Liens created hereunder. Subject to Section 8(j) hereof, Recco will promptly notify the Collateral Agent, the Group Agents and the Surety Provider of any proposed amendment to any Interest Rate Hedge Mechanism prior to its execution. A copy of any notice delivered to or required to be sent by Recco under this paragraph shall be sent by Recco to the holder of the Subordinated Note.

      (n) Changes in Locations, Name, etc. Recco will not, without providing 30 days prior written notice to the Collateral Agent, the Surety Provider, the Lenders and the Group Agents (and, in the case of clause (iv), without the prior written consent of the Collateral Agent), and without filing any UCC financing statements necessary or desirable (in the opinion of the Surety Provider or the Group Agents) to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, as provided for herein (i) change the state of incorporation from that specified in Section 7(c) or remove its books and records from such location, (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Security Agreement would become seriously misleading or (iii) change the location where the Purchased Contracts and the Files are maintained.

      Section 9. Collateral Agent's Appointment as Attorney-in-Fact.

      (a) Powers. Recco and the Servicer hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Recco and the Servicer and in the name of Recco, the Servicer or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all lawful and appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Recco and the Servicer hereby give the Collateral Agent the power and right, on behalf of Recco and the Servicer, without notice to or assent by Recco or the Servicer, to do the following, in each case at the direction of the Controlling Party:

            (i) upon the occurrence and during the continuance of any Wind-Down Event, in the name of Recco, the Servicer or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract whenever payable;

            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

            (iii) upon the occurrence and during the continuance of any Wind-Down Event, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral

      Agent or as the Collateral Agent shall direct and to notify the Lock-Box Banks to follow the instructions of the Collateral Agent; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Recco with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral pursuant to Section 11 hereof as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Controlling Party's option and Recco's or the Servicer's, as applicable, expense, at any time, or from time to time, all lawful acts and things which the Controlling Party deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Recco or the Servicer might do; (H) implement the Alternate Servicing Plan; (i) direct the Servicer to deliver any Files to the Collateral Agent at Recco's expense; and (J) compel the transfer of Recco's interest in all rights (by license, sublicense or otherwise) of any computer software necessary to collect the Contracts.

Recco and the Servicer hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.

      (b) Other Powers. Recco also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral that it is directed by the Controlling Party to execute.

      (c) No Duty on Collateral Agent's Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Recco for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

      Section 10. Performance by Collateral Agent of Recco's Obligations. If Recco fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon until paid in full at a rate per annum equal to the Default Rate, shall be payable by Recco to the Collateral Agent on demand or to the extent that funds are available under Section 4(b) or 5(b) (as the case may be) and shall constitute Obligations secured hereby.

      Section 11. Remedies. If a Wind-Down Event shall occur and be continuing, the Collateral Agent may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC, at the direction of the Controlling Party. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Recco or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, at the direction of the Controlling Party, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Recco, which right or equity is hereby waived or released. Recco further agrees, at the Collateral Agent's request, to assemble the Collateral and the Files and make them available to the Collateral Agent at places which the Collateral Agent shall select, whether at Recco's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order (consistent with Section 5(b)) as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to Recco. To the extent permitted by applicable law, Recco waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 10 days before such sale or disposition. Recco shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

      Upon the occurrence of a Wind-Down Event, Recco shall take such action or shall cause such action to be taken pursuant to any and all Interest Rate Hedge Mechanisms and/or enter into any Hedge Agreement at the sole expense of Recco promptly upon the request of the Controlling Party.

      Section 12. Limitation on Collateral Agent's Duties in Respect of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Recco or otherwise. To the extent the Collateral Agent receives written direction from either the Controlling Party or the Group Agents as provided herein, the party delivering such direction agrees to indemnify and hold harmless the Collateral Agent from, any and all liabilities, costs and expenses (including without limitation, legal fees and expenses) with respect to or resulting from any action or action set for to such direction; provided however that under no circumstances will such party be liable for, or required to pay any amount pursuant to this paragraph resulting from gross negligence or willful misconduct on the part of the Collateral Agent.

      Section 13. Powers Coupled with an Interest. All powers of attorney, authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

      Section 14. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 15. Section and Paragraph Headings; Notices.

      (a) The section and paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      (b) Notices to any of the signatories hereto shall be given as provided in the Credit Agreement.

      Section 16. Surety Bond. The Collateral Agent agrees to hold the Surety Bond for the benefit of the Lenders and at the written request and direction of any of the Group Agents, the Collateral Agent hereby agrees to make, on a timely basis, all drawings (including, without limitation, drawings in respect of Avoided Payments, as such term is defined in the Surety Bond) permitted to be made by delivery of a Notice of Payment under the Surety Bond and to deliver or cause to be delivered to the Group Agents, pro rata, for the benefit of the Lenders the proceeds of such drawings.

      Section 17. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 18 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Unmatured Wind-Down Event or Wind-Down Event or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies provided herein and in the other Operative Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      Section 18. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto, each of the Group Agents and the Surety Provider and with prior written notice thereof to S&P and Moody's. This Security Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of each of the parties hereto and their successors and assigns.

      Section 19. Integration. This Security Agreement represents the agreement of Recco, the Servicer and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, Recco and the Servicer relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

      Section 20. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 21. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

      Section 22. Termination and Release.

      (a) This Security Agreement and the security interests created or granted hereby shall remain in full force and effect until the date after the Commitment Termination Date on which all of the Obligations are indefeasably paid in full in cash and the Surety Bond is returned for cancellation, at which time, following the receipt by the Collateral Agent of written notice from the Group Agents that such Obligations have been so paid and from the Surety Provider that such Surety Bond has been returned, the security interest created or granted hereby shall terminate and the Collateral Agent shall, at the sole expense of Recco, execute and deliver such documents and instruments (including without limitation UCC termination statements) necessary to evidence the termination of such security interest, as Recco may reasonably request.

      (b) (i) Recco Request for Release. Recco intends from time to time to sell Purchased Contracts and other related Collateral (x) to entities which will then privately or publicly sell securities backed by such Purchased Contracts and Collateral or (y) in whole loan bulk sales to Onyx Acceptance Corporation or Finco or, with the prior written consent of the Controlling Party, unaffiliated third parties, in each case, for a cash purchase price of not less than the aggregate Outstanding Balance of such Purchased Contracts plus accrued and unpaid interest thereon and other unpaid Finance Charges with respect thereto. Notwithstanding anything to the contrary in Sections 6.4, 6.5, and 6.16 of the Credit Agreement, Recco shall be permitted to sell Purchased Contracts pursuant to the foregoing provisions only upon satisfaction of the following conditions precedent:

                        (A) sales pursuant to clause (y) shall occur no more frequently than once each month;

                        (B) each of the Seller and Recco shall be in compliance with all of its covenants in the Operative Documents (including without limitation, maintenance of the Interest Rate Hedge Mechanism pursuant to Section 5.14 of the Credit Agreement), no Wind-Down Event or Unmatured Wind Down Event shall be continuing and no adverse selection procedures shall have been used by Recco or the Servicer in selecting Purchased Contracts for such sales;

                        (C) the Group Agents and Surety Provider shall have received copies of all documents executed in connection with such sale; and

                        (D) sufficient moneys are available in the Collection Account to satisfy all amounts due on such date after the application of the Prepayment Amount including specifically any termination payment due the counterparty of a Hedge Agreement.

                  The proceeds of all sales (such proceeds, the "Prepayment Amount") by Recco pursuant to clauses (x) and (y) above shall be applied in accordance with Section 4(b) of this Agreement. Upon not less than 5 Business Days' prior written notice to the Collateral Agent, Recco may request that specified Purchased Contracts and other related Collateral be released in connection with such sales and the prepayment of the Lender Notes as provided in Section 2.5(b) of the Credit Agreement. In connection with such request, Recco shall execute and deliver to the Collateral Agent a Lien Release Request Certificate in the form attached hereto as Exhibit A. In selecting the Purchased Contracts enumerated in its Lien Release Request Certificate delivered to the Collateral Agent pursuant hereto, Recco shall employ selection procedures which are not adverse to the interests of the Lenders, the Collateral Agent or the Surety Provider.

                  Recco shall deliver to the Group Agents and the Surety Provider (i) monthly servicer reports for all Contracts serviced but not owned by Onyx aggregated by portfolio and owner and (ii) copies of all material amendments, waivers or modifications to any documents executed in connection with the sale of Purchased Contracts by Recco.

            (ii) Collateral Agent Release. Upon receipt of an amount in immediately available funds equal to the Prepayment Amount, the Collateral Agent shall, at the direction of the Controlling Party and at the sole expense of Recco, execute and deliver a Collateral Agent Lien Release Certificate in the form attached hereto as Exhibit B which shall evidence the release of its security interest in the Purchased Contracts specified by Recco in accordance with clause (i) of this Section 22(b).

            (iii) Documents and Filings. In connection with any such release pursuant to this Section 22, Recco and the Collateral Agent, shall at the sole expense of Recco, execute and deliver any documents and instruments necessary to evidence the release of the Collateral Agent's security interest in such Purchased Contracts and other Collateral, including without limitation, UCC release forms prepared for filing in all appropriate jurisdictions.

            (iv) Legal Fees. Recco agrees to pay on demand to the Surety Provider, Collateral Agent, the Group Agents and the Lenders, all reasonable legal fees and disbursements incurred by such entity in connection with the negotiation, preparation, execution, review and delivery of any documents related to any sale by Recco pursuant to Section 22(b)(i)(y) of this Agreement.

      Section 23. Third-Party Beneficiary. The parties to this Security Agreement hereby agree that the Surety Provider, the Hedge Counterparty, the Group Agents and the Lenders shall be intended third-party beneficiaries of this Security Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   ONYX ACCEPTANCE RECEIVABLES CORPORATION

                                   By _____________________________________
                                      Name:
                                      Title:

                                   JPMORGAN CHASE BANK, as Collateral Agent

                                   By _____________________________________
                                      Name:
                                      Title:

                                   ONYX ACCEPTANCE CORPORATION, as Servicer

                                   By _____________________________________
                                      Name:
                                      Title:

Acknowledged and agreed with
respect to Section 3(b)

XL CAPITAL ASSURANCE INC.

By ____________________________
   Name:
   Title:

                                  SCHEDULE 7(d)

                             LOCATIONS OF COLLATERAL

The Collateral is located at:

1.    Onyx Acceptance Corporation
      27051 Towne Centre Drive
      Suite 100
      Foothill Ranch, California 92610

2.    Schick DataBank
      26862 Vista Terrace
      Lake Forest, California

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                                  SCHEDULE 7(e)

                REQUIRED REPRESENTATIONS REGARDING THE COLLATERAL

      The following representations and warranties (to the extent applicable)
(i) are made by Recco as of the date hereof and as of each Purchase Date, (ii) shall survive the execution and delivery of this Security Agreement and the purchase of the Collateral (or any part thereof) on each Purchase Date and (iii) may not be amended, waived or otherwise modified without the prior written consent of S&P:

      A. The following representations and warranties are made with respect to all of the Collateral:

      General

      This Security Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, for the benefit of itself and the holders of the Obligations, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Recco.

      Creation

      Recco owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person, except for any Lien created by this Agreement or the Subordinated Security Agreement.

      Perfection by Filing

      Recco has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit of itself and of the holders of the Obligations hereunder (to the extent such security interest may be perfected by filing under the applicable UCC).

      Priority

      Other than the security interest granted to the Collateral Agent, for the benefit of itself and the holders of the Obligations, pursuant to this Agreement or granted to Onyx pursuant to the Subordinated Security Agreement, Recco has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. Recco has not authorized the filing of and is not aware of any financing statements against Recco that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Collateral Agent, for the benefit of itself and the holders of the Obligations, hereunder or that has been terminated. Recco is not aware of any judgment or tax lien filings against Recco.

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      B.    The following additional representations and warranties are made with respect to the Purchased Contracts which constitute Tangible Chattel Paper under the applicable UCC (as used in this Section B, the "Subject Collateral"):

      General

      1. Recco has taken or caused to be taken all steps necessary to perfect its security interest against the Obligor in the property securing the Subject Collateral.

      2. The Subject Collateral constitutes "tangible chattel paper" within the meaning of the applicable UCC.

      Perfection by Possession

      1. The fully executed original of each Purchased Contract that constitutes or evidences the Subject Collateral has been delivered to the Servicer, as custodian for the Collateral Agent (the "Custodian").

      2. Pursuant to Section 3(b) of this Agreement, the Collateral Agent has received a written acknowledgment from the Custodian that the Custodian or its agent is holding the Purchased Contracts that constitute or evidence the Subject Collateral solely on behalf and for the benefit of the Collateral Agent.

      3. None of the Purchased Contracts that constitute or evidence the Subject Collateral has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, for the benefit of itself and the holders of the Obligations, and Onyx pursuant to the Subordinated Security Agreement.

                                        2
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                                    EXHIBIT A

                        LIEN RELEASE REQUEST CERTIFICATE

                  from Recco to the Collateral Agent and Seller pursuant to Section 23 of Security Agreement and Section 19 of Subordinated Security Agreement

[ date ]

JPMorgan Chase Bank,
as Collateral Agent
4 New York Plaza
6th Floor
New York, NY 10004-2477
Attention: Institutional Trust Services/Structured Finance Services

Onyx Acceptance Corporation,
as Seller
27051 Towne Centre Drive Suite 100
Foothill Ranch, California 92610
Attention: Michael Krahelski

Re: Onyx Acceptance Receivables Corporation/Commercial Paper Program - Request for Release of Lien

Ladies and Gentlemen:

      Onyx Acceptance Receivables Corporation ("Recco") refers to (i) the Amended and Restated Security Agreement dated as of January 29,2004 (as amended, supplemented or otherwise modified, the "Security Agreement") among Recco, Onyx Acceptance Corporation and the Collateral Agent, and (ii) the Subordinated Security Agreement dated as of January 9, 2003 (as amended, supplemented or otherwise modified, the "Subordinated Security Agreement") between Recco and Onyx Acceptance Corporation. Terms not otherwise defined herein are used herein as defined in the Security Agreement.

      Recco submits this Lien Release Request Certificate pursuant to Section 22 of the Security Agreement and Section 19 of the Subordinated Security Agreement and requests that the Collateral Agent and the Seller release (and the Seller cause its assignee to release) all of their liens on and security interests in the assets described on Schedule 1 attached hereto (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in Schedule 1).

                                               ONYX ACCEPTANCE RECEIVABLES
                                               CORPORATION

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                                               By ______________________________
                                                  Name:
                                                  Title:

                                        2
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                                    EXHIBIT B

                    COLLATERAL AGENT LIEN RELEASE CERTIFICATE
                  pursuant to Section 23 of Security Agreement

[Date]

Onyx Acceptance Receivables Corporation
27051 Towne Centre Drive
Suite 210
Foothill Ranch, California 92610

Re:   Partial Collateral Release

Ladies and Gentlemen:

      We hereby refer to the Lien Release Request Certificate submitted by Onyx Acceptance Receivables Corporation ("Recco") dated ___________________________, a copy of which is attached hereto (the "Request Certificate,"). Pursuant to the Request Certificate, JPMorgan Chase Bank,-acting in its capacity as the Collateral Agent under the Security Agreement, hereby releases its liens on and security interests in the assets identified in Schedule 1 attached to the Request Certificate (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in that Schedule 1).

                                              JPMORGAN CHASE BANK, as Collateral
                                              Agent

                                              By _______________________________
                                                 Name:
                                                 Title: